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                                                                     EXHIBIT 5.1


(BAKER BOTTS L.L.P. LETTERHEAD)



July 10, 2003

074395.0104

Encore Acquisition Company
777 Main Street, Suite 1400
Fort Worth, Texas 76102

Ladies and Gentlemen:

                  As set forth in the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Encore Acquisition Company, a Delaware corporation (the "Company"), and the subsidiary guarantors named in Schedule I hereto (the "Subsidiary Guarantors") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to securities to be issued and sold by the Company and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $400,000,000, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (a) the Company's shares of common stock, par value $.01 per share ("Common Stock"); (b) the Company's shares of preferred stock, par value $.01 per share ("Preferred Stock"); (c) the Company's unsecured senior debt securities (the "Senior Debt Securities"); (d) the Company's unsecured subordinated debt securities, including the Company's 8 3/8% Senior Subordinated Notes due 2012 (the "8 3/8% Notes") (collectively, the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); and (e) guarantees of the Debt Securities (the "Subsidiary Guarantees") by the Subsidiary Guarantors. The Common Stock, Preferred Stock, Debt Securities and Subsidiary Guarantees are collectively referred to herein as the "Securities."

                  Each series of Debt Securities will be issued:

                  (a) in the case of the Senior Debt Securities, pursuant to an indenture to be entered into between the Company, as issuer, and the trustee (the "Senior Indenture");

                  (b) in the case of the Subordinated Debt Securities (other than the 8 3/8% Notes), pursuant to an indenture to be entered into between the Company, as issuer, and the trustee (the "Subordinated Indenture"); and

                  (c) in the case of the 8 3/8% Notes, pursuant to the 8 3/8% Senior Subordinated Notes Indenture, dated as of June 25, 2002, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as Trustee (the "8 3/8% Notes Indenture" and, together with the Senior Indenture and the Subordinated Indenture, the "Indentures").

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BAKER BOTTS L.L.P.
Encore Acquisition Company, et. al              2                  July 10, 2003



                  Each Indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers' certificate or other writing thereunder establishing the form and terms of such series.

                  In our capacity counsel to the Company and the Subsidiary Guarantors in the connection referred to above, we have examined (a) the Company's Second Restated Certificate of Incorporation and Bylaws, each as amended to date (the "Charter Documents"), (b) the articles or certificates of incorporation, bylaws and agreements of limited partnership, as applicable, of each of the Subsidiary Guarantors, (c) the form of Senior Indenture, the form of Subordinated Indenture and the 8 3/8% Notes Indenture (each as filed as an exhibit to the Registration Statement), and (d) originals, or copies certified or otherwise identified, of corporate records of the Company and the Subsidiary Guarantors, including minute books of the Company as furnished to us by the Company. We have also examined certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In connection with this opinion, we have assumed that:

                  (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

                  (b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

                  (c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

                  (d) the Board of Directors of the Company and, if applicable, each Subsidiary Guarantor or, to the extent permitted by the charter documents and the corporation or limited partnership laws of the jurisdiction of incorporation or organization of the Company and, if applicable, each Subsidiary Guarantor, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

                  (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the other parties thereto (the "Purchase Agreement");

                  (f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;


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BAKER BOTTS L.L.P.
Encore Acquisition Company, et. al             3                   July 10, 2003



                  (g) all Securities will be delivered in accordance with either
         (a) the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

                  (h) in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company, or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock;

                  (i) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware; and

                  (j) in the case of Debt Securities of any series issuable under an Indenture:

                  o if such Debt Securities are Senior Debt Securities, an indenture substantially in the form of the Senior Indenture will have been duly executed and delivered by the Company, the Subsidiary Guarantors, as applicable, and the trustee thereunder;

                  o if such Debt Securities are Subordinated Debt Securities (other than 83/8% Notes), an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by the Company, the Subsidiary Guarantors, as applicable, and the trustee thereunder;

                  o in accordance with the terms of the Indenture under which such Debt Securities will be issued, the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities and such Debt Securities will not include any provision that is unenforceable;


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BAKER BOTTS L.L.P.
Encore Acquisition Company, et. al              4                  July 10, 2003



                  o the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

                  o forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.

                  2. The Debt Securities and the Subsidiary Guarantees included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their respective terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and
         (c) any implied covenants of good faith and fair dealing.

                  The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the laws of the State of Texas, the General Corporation Law of the State of Delaware and applicable federal law. We hereby consent to the filing of this opinion of counsel as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                Very truly yours,

                                                BAKER BOTTS L.L.P.


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BAKER BOTTS L.L.P.
Encore Acquisition Company, et. al              5                  July 10, 2003



                                   SCHEDULE I

                              SUBSIDIARY GUARANTORS


NAME                                       STATE OF INCORPORATION OR ORGANIZATION
-------------------------                  --------------------------------------
Encore Operating, L.P.                     Texas
EAP Operating, Inc.                        Delaware
EAP Properties, Inc.                       Delaware
EAP Energy, Inc.                           Delaware
EAP Energy Services, L.P.                  Texas